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                                                                EXHIBIT 10.21


[BANK OF BOSTON Letterhead]

PRIVATE & CONFIDENTIAL

May 14, 1996

Flextronics Singapore Pte Ltd.
514 Chai Chee Lane #04-13
Singapore 469029

ATTENTION:        MR. C P GOH
                  CHIEF FINANCIAL OFFICER

Dear Sir

RE :  BRIDGE LOAN FACILITY

We refer to our advising letter dated January 29, 1996 and are pleased to confirm that we are prepared to extend the maturity date of the said facility from April 30, 1996 to June 30, 1996 or drawdown on the syndicated Revolver whichever is earlier. All other terms and conditions for this facility remain unchanged as per our advising letter dated January 29, 1996.

Kindly note that this offer will remain valid for a period of 10 days from the date of this letter. We would therefore appreciate it if you would return the copy of this letter, duly signed by you, constituting your acceptance and agreement to the terms and conditions hereof, prior to the expiry of this offer.

Yours Very Truly
The First National Bank of Boston

/s/ Lo Kah-Nian                                      /s/ Soh Boon Hock
Lo Kah-Nian                                          Soh Boon Hock
Vice President & Manager                             Vice President & Head
Corporate Banking                                    Corporate Banking

/s/ Soh Boon Hock
Soh Boon Hock
Vice President & Head
Corporate Banking

ACCEPTED AND AGREED BY:

/s/ Chang Peng Goh
- -----------------------------------------------------------
AUTHORIZED SIGNATORIES OF FLEXTRONICS SINGAPORE PTE LTD

DATED: May 10, 1996

Encs

LKN/OL/FLEX-TEM

150 Beach Road #07-00, Gateway West, Singapore 189720. Telex: RS 23689
Facsimile: 2960998 Telephone: 2962366 (General) 2960622 (Dealing)
THE FIRST NATIONAL BANK OF BOSTON
INCORPORATED WITH LIMITED LIABILITY IN THE USA